Exhibit 5


                                  $300,000,000
                                CREDIT AGREEMENT


                                   dated as of


                               September 21, 2001


                                      among


                            John Wiley & Sons, Inc.,


                  The Lenders From Time to Time Parties Hereto


                                       and


                            UBS AG, Stamford Branch,
                             as Administrative Agent

                      ------------------------------------

                                UBS Warburg LLC,
                                   as Arranger

                                TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----
                                    ARTICLE 1

                                   DEFINITIONS

SECTION 1.01.                Definitions..................................................................1
SECTION 1.02.                Accounting Terms and Determinations.........................................16
SECTION 1.03.                Classes and Types of Loans and Borrowings...................................16

                                    ARTICLE 2

                                     CREDITS

SECTION 2.01.                Commitments to Lend.........................................................17
SECTION 2.02.                Method of Borrowing.........................................................17
SECTION 2.03.                Evidence of Loans...........................................................18
SECTION 2.04.                Maturity of Loans...........................................................19
SECTION 2.05.                Interest Rates..............................................................19
SECTION 2.06.                Fees........................................................................21
SECTION 2.07.                Optional Termination or Reduction of Commitments............................21
SECTION 2.08.                Method of Electing Interest Rates...........................................21
SECTION 2.09.                Scheduled Termination of Commitments........................................23
SECTION 2.10.                [Reserved]..................................................................23
SECTION 2.11.                Optional Prepayments........................................................23
SECTION 2.12.                General Provisions as to Payments...........................................23
SECTION 2.13.                Funding Losses..............................................................24
SECTION 2.14.                Computation of Interest and Fees............................................24

                                    ARTICLE 3

                                   CONDITIONS

SECTION 3.01.                Effectiveness...............................................................24
SECTION 3.02.                Borrowings..................................................................26

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.                Corporate Existence and Power...............................................26
SECTION 4.03.                Binding Effect..............................................................27
SECTION 4.04.                Financial Information.......................................................27


                                       i

SECTION 4.05.                Litigation..................................................................27
SECTION 4.06.                Compliance with ERISA.......................................................28
SECTION 4.07.                Taxes.......................................................................28
SECTION 4.08.                Subsidiaries................................................................28
SECTION 4.09.                Not an Investment Company...................................................28
SECTION 4.10.                Status of Loans.............................................................28
SECTION 4.11.                Environmental Matters.......................................................28
SECTION 4.12.                Liens.......................................................................29
SECTION 4.13.                No Burdensome Restrictions; No Defaults.....................................29
SECTION 4.14.                Federal Regulations.........................................................29
SECTION 4.15.                No Default..................................................................29
SECTION 4.16.                Ownership of Property.......................................................29
SECTION 4.17.                Intellectual Property.......................................................29
SECTION 4.18.                Accuracy of Information, etc................................................29
SECTION 4.19.                Solvency....................................................................30
SECTION 4.20.                Absence of Undisclosed Liabilities..........................................30
SECTION 4.21.                Use of Proceeds.............................................................30

                                    ARTICLE 5

                                    COVENANTS

SECTION 5.01.                Information.................................................................31
SECTION 5.02.                Payment of Taxes; Insurance; Maintenance of Corporate Existence.............33
SECTION 5.03.                Maintenance of Property; Conduct of Business................................34
SECTION 5.04.                Compliance with Laws........................................................34
SECTION 5.05.                Inspection of Property, Books and Records...................................34
SECTION 5.06.                Limitation on Liens.........................................................34
SECTION 5.07.                Consolidations, Mergers and Sales of Assets.................................36
SECTION 5.08.                Use of Proceeds.............................................................36
SECTION 5.09.                Subsidiary Debt.............................................................36
SECTION 5.10.                Consolidated Shareholders' Equity...........................................36
SECTION 5.11.                Debt to Subsidiaries........................................................36
SECTION 5.12.                EBIT/Interest Ratio.........................................................36
SECTION 5.13.                Leverage Ratio..............................................................36
SECTION 5.14.                Restricted Payments and Guarantees..........................................36
SECTION 5.15.                Limitation on Accounting Changes............................................37
SECTION 5.16.                Fiscal Year.................................................................37

                                    ARTICLE 6

                                    DEFAULTS

SECTION 6.01.                Events of Default...........................................................37
SECTION 6.02.                Notice of Default...........................................................39


                                       ii

                                    ARTICLE 7

                            THE ADMINISTRATIVE AGENT

SECTION 7.01.                Appointment and Authorization...............................................39
SECTION 7.02.                Administrative Agent and Affiliates.........................................39
SECTION 7.03.                Action by Administrative Agent and Arranger.................................39
SECTION 7.04.                Consultation with Experts...................................................40
SECTION 7.05.                Liability of Administrative Agent...........................................40
SECTION 7.06.                Indemnification.............................................................40
SECTION 7.07.                Credit Decision.............................................................41
SECTION 7.08.                Successor Administrative Agent..............................................41

                                    ARTICLE 8

                             CHANGE IN CIRCUMSTANCE

SECTION 8.01.                Basis for Determining Interest Rate Inadequate or Unfair....................41
SECTION 8.02.                Illegality..................................................................42
SECTION 8.03.                Increased Cost and Reduced Return...........................................42
SECTION 8.04.                Taxes.......................................................................43
SECTION 8.05.                Base Rate Loans Substituted for Affected Fixed Rate.........................45
SECTION 8.06.                Substitution of Lender......................................................46

                                    ARTICLE 9

                                  MISCELLANEOUS

SECTION 9.01.                Notices.....................................................................46
SECTION 9.02.                No Waivers..................................................................46
SECTION 9.03.                Expenses; Documentary Taxes; Indemnification................................46
SECTION 9.04.                Sharing of Set-Offs.........................................................47
SECTION 9.05.                Amendments and Waivers......................................................47
SECTION 9.06.                Successors and Assigns......................................................48
SECTION 9.07.                Collateral..................................................................49
SECTION 9.08.                New York Law................................................................49
SECTION 9.09.                Counterparts; Integration...................................................49




EXHIBIT A - Note
EXHIBIT B-1 - Opinion of Internal Counsel for the Borrower
EXHIBIT B-2 - Opinion of Weil, Gotshal & Manges LLP

                                CREDIT AGREEMENT


                     AGREEMENT dated as of September 21, 2001 among JOHN WILEY & SONS, INC. and its successors (the "BORROWER"), the LENDERS (as defined herein) from time to time parties hereto, UBS AG, Stamford Branch, as administrative agent for the Lenders hereunder, and its successors in such capacity (in such capacity, "ADMINISTRATIVE AGENT") and UBS Warburg LLC, as arranger (in such capacity, "ARRANGER").

                     The parties hereto agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

           SECTION 1.01       Definitions.  Meanings:

                     "ACQUIRED BUSINESS" means Hungry Minds, Inc., a Delaware corporation, and its Subsidiaries.

                     "ACQUIRING PERSON" means any Person (excluding any trustee of any stock participation plan or pension plan of the Borrower or any Subsidiary so long as all such plans in the aggregate hold less than 20% of the Voting Stock of the Borrower), who along with any Affiliates or Associates of such Person, becomes the beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 10% of the Voting Stock of the Borrower.

                     "ACQUISITION" means the acquisition by the Borrower of not less than 75% of the issued and outstanding Class A common stock of Hungry Minds, Inc.

                     "ACQUISITION DOCUMENTS" means the Agreement and Plan of Merger, dated as of August 12, 2001, by and among the Borrower, Hungry Minds, Inc. and HMI Acquisition Corp., and the Voting and Tender Agreement, dated as of August 12, 2001, by and among the Borrower, HMI Acquisition Corp., International Data Group, Inc. and IDG Enterprises Inc.

                     "ADJUSTED LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section 2.05(b).

                     "ADMINISTRATIVE AGENT" has the meaning set forth in the preamble hereto.

                     "ADMINISTRATIVE AGENT FEES" has the meaning set forth in
Section 2.06(b).

                     "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Lender.

                     "AFFILIATE" of any designated Person means any Person that has a relationship with the designated Person whereby either of such Persons directly or indirectly controls or is controlled by or is under common control with the other, or holds or beneficially owns 5% or more of the equity interest in the other or 5% or more of any class of voting securities of the other. For this purpose "CONTROL" means the power, direct or indirect, of one Person to direct or cause direction of the management and policies of another, whether by contract, through voting securities or otherwise.

                     "APPLICABLE LENDING OFFICE" means, with respect to any Lender, (i) in the case of its Base Rate Loans, its Domestic Lending Office and
(ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

                     "APPLICABLE MARGIN" means, for any day, the applicable percentage set forth below under the caption "Base Rate Loans," or "Euro-Dollar Loans," as the case may be, based upon the Leverage Ratio as of the relevant date of determination:

---------------------------------------------------------------------------------------------
              Leverage Ratio                    Base Rate Loans        Euro-Dollar Loans
---------------------------------------------------------------------------------------------
  Level I
  Greater than 3.0 to 1.0                           0.375%                   1.375%
---------------------------------------------------------------------------------------------

  Level II
  Equal to or less than 3.0 to 1.0, but
  greater than 2.5 to 1.0                           0.125%                   1.125%
---------------------------------------------------------------------------------------------

  Level III
  Equal to or less than 2.5 to 1.0, but
  greater than 2.0 to 1.0                           0.000%                   0.875%
---------------------------------------------------------------------------------------------

  Level IV
  Equal to or less than 2.0 to 1.0, but
  greater than 1.0 to 1.0                           0.000%                   0.750%
---------------------------------------------------------------------------------------------

  Level V
  Equal to or less than 1.0 to 1.0                  0.000%                  00.625%
---------------------------------------------------------------------------------------------


                     Each change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective with respect to all Loans outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.01(a) or (b) and
Section 5.01(e), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, (i) from the Closing Date to the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.01(a) or (b) and
Section 5.01(e) for the fiscal quarter ending at least six months after the Closing Date, the Leverage Ratio shall be deemed to be in Level III for purposes of determining the Applicable Margin and (ii) (a) at any time during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.01(a) or (b) and Section 5.01(e), respectively, or (b) at any time after the occurrence and during the continuance of an Event of Default, the Leverage Ratio shall be deemed to be in Level I for purposes of determining the Applicable Margin.

                     "APPLICABLE REVOLVING COMMITMENT FEE PERCENTAGE" shall be the applicable percentage set forth below based upon the Leverage Ratio as of the relevant date of determination:

------------------------------------------------- ---------------------------
  Leverage Ratio Commitment Fee
------------------------------------------------- ---------------------------

  Level I                                                     0.225%
  Greater than 3.0 to 1.0
------------------------------------------------- ---------------------------

  Level II
  Equal to or less than 3.0 to 1.0, but greater               0.200%
  than 2.5 to 1.0
------------------------------------------------- ---------------------------

  Level III
  Equal to or less than 2.5 to 1.0, but greater               0.175%
  than 2.0 to 1.0
------------------------------------------------- ---------------------------

  Level IV
  Equal to or less than 2.0 to 1.0, but greater               0.150%
  than 1.0 to 1.0
------------------------------------------------- ---------------------------

  Level V                                                     0.125%
  Equal to or less than 1.0 to 1.0
------------------------------------------------- ---------------------------


                     Notwithstanding the foregoing, (i) from the Closing Date to the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.01(a) or (b) and Section 5.01(e) for the fiscal quarter ending at least six months after the Closing Date, the Leverage Ratio shall be deemed to be in Level III for purposes of determining the

Commitment Fee and (ii) (a) at any time during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.01(a) or
(b) and Section 5.01(e), respectively, or (b) at any time after the occurrence and during the continuance of an Event of Default, the Leverage Ratio shall be deemed to be in Level I for purposes of determining the Applicable Revolving Commitment Fee Percentage.

                     "ARRANGER" has the meaning set forth in the preamble hereto.

                     "ASSIGNEE" has the meaning set forth in Section 9.06(c).

                     "ASSOCIATE" means, with respect to any Person, (1) any corporation or organization (other than the Borrower or a Subsidiary of the Borrower) of which such Person is an officer, employee or partner or is, directly or indirectly, the beneficial owner of 10% or more of the shares of any class, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such Person, or any relative of such spouse, who has the same place of residence as such Person or who is a director or officer of the Borrower or any of its Subsidiaries.

                     "BASE RATE" means, for any day, a rate per annum (rounded upward, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 0.50%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

                     "BASE RATE LOAN" means a Loan which bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Article 8.

                     "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                     "BOARD" means the Board of Directors of the Borrower or a committee of directors lawfully exercising the relevant powers of the Board.

                     "BORROWER" has the meaning set forth in the preamble hereto.

                     "BORROWER'S 2001 FORM 10-K" means the Borrower's annual report on Form 10-K for the fiscal year ended April 30, 2001, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

                     "BORROWING" has the meaning set forth in Section 1.03.

                     "CAPITAL LEASE" means any lease of property which, in accordance with GAAP, should be capitalized on the lessee's balance sheet; and "CAPITAL LEASE OBLIGATION" means the amount of the liability which should be so capitalized.

                     "CAPITAL STOCK" of any Person means any and all shares, interest, partnership interests, participations or other equivalents (however designated) of such Person's capital stock whether now outstanding or issued after the Closing Date, including, without limitation, all common stock and preferred stock (including, without limitation, all classes and series of preferred or preference stock of such Person).

                     "CHANGE OF CONTROL" of the Borrower shall be deemed to have occurred at such time or times as (1) any Person (other than Deborah E. Wiley, Peter Booth Wiley and William Bradford Wiley II, and their respective Affiliates or Associates) alone or with any Affiliates or Associates of such Person, is or becomes the beneficial owner, directly or indirectly, of 50% or more of the Voting Stock of the Borrower or (2) individuals who constitute the Continuing Directors cease for any reason to constitute at least a majority of the Board.

                     "CLASS" has the meaning set forth in Section 1.03.

                     "CLOSING DATE" means the date this Agreement becomes effective in accordance with Section 3.01 and 3.02.

                     "COMMITMENT" means any Term Loan Commitment or Revolving Credit Commitment, and "COMMITMENTS" means any or all of the foregoing, as the context may require.

                     "COMMITMENT FEE" has the meaning set forth in Section 2.06.

                     "CONFIDENTIAL INFORMATION MEMORANDUM" means the Confidential Information Memorandum dated September 2001 and furnished to certain Lenders.

                     "CONSOLIDATED EBIT" means, for any fiscal period, Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) Consolidated Interest Charges and (ii) provision for income taxes.

                     "CONSOLIDATED EBITDA" means, for any fiscal period, Consolidated EBIT for such period plus, to the extent deducted in determining Consolidated EBIT for such period, depreciation and amortization expense.

                     "CONSOLIDATED INTEREST CHARGES" means, for any fiscal period, the aggregate amount of interest charges, whether expensed or capitalized, incurred or accrued by the Borrower and its Consolidated Subsidiaries during such period.

                     "CONSOLIDATED NET INCOME" means the consolidated net income of the Borrower and its Consolidated Subsidiaries, determined in accordance with GAAP, excluding

                     (A) the proceeds of any life insurance policy to the extent, if any, that such proceeds have been included in consolidated net income,

                     (B) after-tax gains arising from (1) the sale or other disposition of any assets (other than sales in the Ordinary Course of Business) to the extent that the aggregate amount of the gain exceeds the aggregate amount of losses from the sale, abandonment or other disposition of assets (other than sales in the Ordinary Course of Business), (2) any write-up of assets to the extent, if any, such write-up has been included in consolidated net income, or
(3) the acquisition of outstanding Debt securities of the Borrower or any Subsidiary,

                     (C) any amount representing any interest in the undistributed earnings of any other Person (other than a Subsidiary),

                     (D) any earnings, prior to the date of acquisition, of any Person acquired in any manner, and any earnings of any Subsidiary accrued prior to becoming a Subsidiary, to the extent, if any, that any such earnings have been included in consolidated net income,

                     (E) any earnings of a successor to or transferee of the assets of the Borrower prior to becoming such successor or transferee, to the extent, if any, that any such earnings have been included in consolidated net income,

                     (F) any deferred credit (or amortization of a deferred credit) arising from the creation of the negative goodwill pursuant to the acquisition of any Person, and

                     (G) any portion of the net income of any Subsidiary which for any reason is unavailable for payment of dividends.

                     "CONSOLIDATED NET WORTH" means Consolidated Shareholders' Equity minus the aggregate net book value of the following to the extent, if any, that such items were included in consolidated assets or deducted from consolidated liabilities in computing Consolidated Shareholders' Equity:

                     (A) the amount (if any) by which the sum of

                           (1)      the aggregate amount of Investments
                                    described in subsection

                     (C) of the definition of Restricted Investments plus

                           (2) other Restricted Investments made after May 1, 1996 exceeds $10,000,000, and

                     (B) any write-up of assets (other than current assets and other than any write-up arising from the acquisition of any Person in the Ordinary Course of Business) made after November 1, 1996.

                     "CONSOLIDATED SHAREHOLDERS' EQUITY" means the consolidated total shareholders' equity (including capital stock, additional paid-in capital, retained earnings and any accumulated translation adjustment as reduced by treasury stock) in the Borrower and its Consolidated Subsidiaries, determined in accordance with GAAP.

                     "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other Person the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

                     "CONTINUING DIRECTOR" means any member of the Board who is not an Affiliate or Associate of an Acquiring Person and who was a member of the Board immediately prior to the time that any Acquiring Person became an Acquiring Person and any other director who is not an Affiliate or Associate of an Acquiring Person and who is recommended to succeed a Continuing Director by a majority of Continuing Directors who are then members of the Board.

                     "DEBT" means all obligations for borrowed money, including
(A) any obligation owed for all or any part of the purchase price of property or other assets or for services or for the cost of property or other assets constructed or of improvements thereto, other than trade accounts payable included in current liabilities and incurred in respect of property or services purchased in the ordinary course of business that are not more than 180 days overdue, (B) any Capital Lease Obligation, (C) any obligation (whether fixed or contingent) to reimburse any bank or other Person in respect of amounts paid or payable under a standby letter of credit and (D) any Guarantee with respect to Debt (of the kind otherwise described in this definition) of another Person.

                     "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                     "DERIVATIVES OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

                     "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                     "DOMESTIC LENDING OFFICE" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

                     "EBIT/INTEREST RATIO" means at any date the ratio of (i) Consolidated EBIT for the four consecutive fiscal quarters of the Borrower and its Consolidated Subsidiaries ending on such date to (ii) Consolidated Interest Charges for such period.

                     "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

                     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                     "ERISA GROUP" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

                     "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

                     "EURO-DOLLAR LENDING OFFICE" means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

                     "EURO-DOLLAR LOAN" means a Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

                     "EURO-DOLLAR RATE" means a rate of interest determined pursuant to Section 2.05(b) on the basis of an Adjusted London Interbank Offered Rate.

                     "EURO-DOLLAR RESERVE PERCENTAGE" has the meaning set forth in Section 2.05(b).

                     "EVENT OF DEFAULT" has the meaning set forth in Section
6.01.

                     "EXISTING CREDIT FACILITY" means that certain Credit Agreement, dated as of November 15, 1996, as amended, modified or supplemented from time to time, among John Wiley & Sons, Inc., the banks from time to time parties thereto and Morgan Guaranty Trust Company of New York, as Agent.

                     "EXISTING CREDIT FACILITY EXPIRATION DATE" means the date upon which the Borrower's obligations under the Existing Credit Facility are no longer outstanding. "EXPOSURE" means, at any time as to any Lender, the sum of
(i) such Lender's Term Loan Commitment, if still in existence, or the outstanding principal amount of such Lender's Term Loans, if its Term Loan Commitment is no longer in existence, plus (ii) such Lender's Revolving Credit Commitment, if still in existence, or the outstanding principal amount of such Lender's Revolving Credit Loans, if its Revolving Credit Commitment is no longer in existence.

                     "FEDERAL FUNDS RATE" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published on the next succeeding Domestic Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                     "FEE LETTER" means that certain commitment letter and fee letter, in each case dated September 4, 2001, among the Borrower, the Administrative Agent and the Arranger.

                     "FEES" means the Commitment Fees and the Administrative Agent Fees.

                     "GAAP" means generally accepted accounting principles as in effect at the time of application to the provisions hereof.

                     "GROUP OF LOANS" means at any time a group of Loans of any Class consisting of (i) all Loans of such Class which are Base Rate Loans at such time or (ii) all Loans of such Class which are Euro-Dollar Loans having the same Interest Period at such time; provided that, if a Loan of any particular Lender is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

                     "GUARANTEE" means any guarantee or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect, with respect to any obligation of another Person, through an agreement or otherwise, including, without limitation, (A) any other endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligation and (B) any agreement (1) to purchase, or to advance or supply funds for the payment or purchase of, any such obligation, (2) to purchase, sell or lease property, products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or nondelivery of the property, products, materials or supplies or transportation or services or (3) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy any obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation.

                     The amount of any Guarantee shall be equal to the outstanding amount of the obligation directly or indirectly guaranteed.

                     "INTELLECTUAL PROPERTY" means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                     "INTEREST PERIOD" means, with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice; provided that:

                     (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                     (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d) below, end on the last Euro-Dollar Business Day of a calendar month;

                     (c) no Interest Period for any Loan shall extend beyond the scheduled Termination Date; and

                     (d) the initial Interest Period for any Euro-Dollar Loan shall commence on the date of Borrowing of such Euro-Dollar Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Euro-Dollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;;

provided, further that until the earlier of (x) the Arranger's completion of syndication of the Commitments (as determined by the Arranger and notified in writing to the Borrower) and (y) the date that is six months after the Closing

Date, the Interest Periods with respect to Euro-Dollar Loans shall be seven days.

                     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

                     "INVESTMENT" means any investment so classified under GAAP, made by stock purchase, capital contribution, loan or advance or by purchase of property or otherwise, but in any event shall include as an investment in any Person the amount of all Debt owed by such Person and all accounts receivable from such Person which are not current assets or did not arise from sales to such Person in the ordinary course of business.

                     "LENDER" means each financial institution listed on the signature pages hereof, each Assignee which becomes a Lender pursuant to Section 9.06(c), and their respective successors.

                     "LEVERAGE RATIO" means, at any date, the ratio of Total Debt at such date to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

                     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                     "LOAN" means a Base Rate Loan or a Euro-Dollar Loan and "Loans" means Base Rate Loans, Euro-Dollar Loans or any combination of the two; provided that, if any such Loan or Loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

                     "LOAN DOCUMENTS" means this Agreement and any Note, if any, and each agreement or document executed in connection therewith.

                     "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section 2.05(b).

                     "MATERIAL DEBT" means Debt (other than the Loans) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $1,000,000 until the Existing Credit Facility Expiration Date, and thereafter $2,000,000.

                     "MATERIAL FINANCIAL OBLIGATIONS" means a principal or face amount of Debt and/or payment or collateralization obligations in respect of

Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $1,000,000 until the Existing Credit Facility Expiration Date, and thereafter $2,000,000.

                     "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000.

                     "NOTES" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "NOTE" means any one of such promissory notes issued hereunder.

                     "NOTICE OF BORROWING" has the meaning set forth in Section 2.02.

                     "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in Section 2.08.

                     "OPERATING LEASE" means any lease, other than a Capital Lease, of real or personal property; and "OPERATING LEASE RENTALS" means the sum of the rental and other obligations required to be paid by the lessee under an Operating Lease excluding any amount required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance, repairs, insurance, taxes, assessments, water rates and similar charges.

                     "ORDINARY COURSE OF BUSINESS" means the activities, events and transactions of the Borrower that would reasonably be expected to recur in the foreseeable future, do not possess a high degree of abnormality and are not unrelated to, or only incidentally related to, the publishing and marketing of books, journals and information services in all formats and computer software related thereto; the importing, adapting and marketing of works from other publishers and the designing and marketing of teaching and training materials for business and professional users. For purposes of this Agreement, sales, directly or indirectly, of book lists, publishing or training product lines, or other similar forms of publication rights shall be deemed to be sales in the Ordinary Course of Business.

                     "PARENT" means, with respect to any Lender, any Person controlling such Lender.

                     "PARTICIPANT" has the meaning set forth in Section 9.06(b).

                     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                     "PERSON" means an individual, a corporation, a partnership, an association, a limited liability company, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                     "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                     "PRIME RATE" means, for any day, a rate per annum that is equal to the corporate base rate of interest established by the Administrative Agent from time to time as its Prime Rate; each change shall be effective on the date determined by the Administrative Agent. The Prime Rate is not necessarily the lowest rate charged by the Administrative Agent to its customers.

                     "QUARTERLY DATES" means each July 31, October 31, January 31, and April 30.

                     "REFINANCING" means the repayment of up to $92,500,000 million of the outstanding Debt of the Acquired Business.

                     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                     "REQUIRED LENDERS" means at any time Lenders holding at least a majority of the aggregate amount of the Exposures at such time.

                     "RESTRICTED GUARANTEE" means any Guarantee of the Borrower or a Subsidiary in respect of any obligation of another Person other than

                     (A) any Guarantee of the Borrower in respect of any Subsidiary, and

                     (B) any Guarantee in respect of Debt to the extent such Debt is secured by a Capital Lease of the Borrower or a Subsidiary.

                     "RESTRICTED INVESTMENT" means any Investment, other than

                     (A) any Investment in (1) a marketable obligation, maturing within one year after acquisition thereof, issued or guaranteed by the United States of America or an instrumentality or agency thereof, (2) a certificate of deposit or other obligation, maturing within one year after acquisition thereof, issued by a United States national or state bank or trust company having capital, surplus and undivided profits of at least $100,000,000, (3) open market commercial paper, maturing within 270 days after acquisition thereof, which has, on the date of acquisition, one of the three highest credit ratings of either Standard & Poor's Ratings Services ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"), (4) adjustable rate preferred stocks or money market preferred stocks issued by a corporation organized under the laws of the United States or a state thereof which have, on the date of acquisition, one of the three highest ratings of either S&P or Moody's and which mature (or are redeemable at the option of the holder) within twelve months after the acquisition thereof and (5) commercial paper or notes issued by a governmental authority located in the United States, which are, on the date of acquisition, of credit quality not lower than that of the investments referred to in clause (4) above and which mature (or are redeemable at the option of the holder) within twelve months after the acquisition thereof,

                     (B) any Investment in a Subsidiary, and

                     (C) any Investment hereafter acquired in any Person other than a Subsidiary in exchange for, or out of the net cash proceeds from the substantially concurrent sale of, common shares of the Borrower.

                     In computing the amount of any Restricted Investment in any Person, unrealized increases or decreases in value, or write-ups, write-downs or write-offs of Restricted Investments in the Person shall be disregarded (except to the extent included in the determination of net income of the Borrower or a Subsidiary).

                     "RESTRICTED PAYMENT" means:

                     (A) the declaration of any dividend on, or the incurrence of any liability to make any other payment or distribution in respect of, any shares of the Borrower (other than one payable solely in its common shares), and

                     (B) any payment or distribution on account of the purchase, redemption or other retirement of any shares of the Borrower, or of any warrant, option or other right to acquire such shares, or any other payment or distribution (other than pursuant to a dividend theretofore declared or liability theretofore incurred as specified in subsection (A)), made in respect thereof, either directly or indirectly, except any payment or distribution on account of (1) the principal of and prepayment charge, if any, on convertible Debt, or (2) the purchase, redemption or other retirement of shares of the Borrower in exchange for, or out of the net cash proceeds received by the Borrower from a substantially concurrent sale of, other shares of the Borrower.

                     The amount of any Restricted Payment in property shall be deemed to be the greater of its fair value (as determined by the Board) or its net book value.

                     "REVOLVING CREDIT COMMITMENT" means,

                     (i) with respect to each Revolving Credit Lender listed on the signature pages hereof, the amount set forth opposite the name of such Lender under the heading "Revolving Credit Commitment" on the signature pages hereof, or

                     (ii) with respect to each Assignee which becomes a Revolving Credit Lender pursuant to Section 9.06(c), the amount of the Revolving Credit Commitment thereby assumed by it, in each case as such amount may be reduced from time to time pursuant to Section 2.07 or increased or reduced by reason of an assignment to or by such Lender in accordance with
Section 9.06(c).

                     "REVOLVING CREDIT LENDER" means each Lender identified on the signature pages hereof as having a Revolving Credit Commitment and each Assignee which acquires a Revolving Credit Commitment and/or Revolving Credit Loans pursuant to Section 9.06(c), and their respective successors.

                     "REVOLVING CREDIT LOAN" means a loan made by a Revolving Credit Lender pursuant to Section 2.01(b).

                     "REVOLVING CREDIT PERIOD" means the period from and including the Closing Date to but not including the Termination Date.

                     "SENIOR OFFICER" means the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operations Officer, any Executive Vice President, any Senior Vice President, the General Counsel and the Treasurer of the Borrower.

                     "SUBSIDIARY" of any designated Person means any Person or other entity at least a majority of the Voting Stock (or comparable ownership interests) of which is at the time owned by the designated Person and/or one or more of its Subsidiaries. Except as otherwise expressly indicated herein, references to Subsidiaries shall mean Subsidiaries of the Borrower.

                     "SUBSIDIARY DEBT" means the Debt of all Subsidiaries of the Borrower, consolidated in accordance with GAAP; provided, that such amount shall exclude all intercompany Debt of the Borrower and its Consolidated Subsidiaries.

                     "TERM LOAN" means a loan made by a Term Loan Lender pursuant to Section 2.01(a).

                     "TERM LOAN COMMITMENT" means

                     (i) with respect to each Term Loan Lender listed on the signature pages hereof, the amount set forth opposite the name of such Lender under the heading "Term Loan Commitment" on the signature pages hereof, or

                     (ii) with respect to each Assignee which becomes a Term Loan Lender pursuant to Section 9.06(c), the amount of the Term Loan Commitment thereby assumed by it,

in each case as such amount may be reduced from time to time pursuant to Section
2.07 or increased or reduced by reason of an assignment to or by such Lender in accordance with Section 9.06(c).

                     "TERM LOAN LENDER" means each Lender identified on the signature pages hereof as having a Term Loan Commitment and each Assignee which acquires a Term Loan pursuant to Section 9.06(c), and their respective successors.

                     "TERMINATION DATE" means September 21, 2006, or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

                     "TOTAL DEBT" means at any date the aggregate amount of Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

                     "TRANSACTIONS" means the Acquisition, the Refinancing, the initial borrowings under this Agreement and the payments of fees, commissions and expenses in connection with each of the foregoing.

                     "TYPE" has the meaning set forth in Section 1.03.

                     "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

                     "UNITED STATES" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

                     "VOTING STOCK" means shares of a Person of the class or classes having general voting power (not depending on the happening of a contingency) under ordinary circumstances to elect a majority of the Board. As of the date of this Agreement, the Class B Stock of the Borrower is the only Voting Stock of the Borrower.

                     SECTION 1.02. Accounting Terms and Determinations. All financial statements provided for in this Agreement shall be prepared, all financial computations hereunder shall be made, and all accounting terms shall have the meanings given to them, in accordance with GAAP, except as otherwise provided in this Agreement. Any consolidated or consolidating financial statement or financial computation with respect to the Borrower and its Subsidiaries required by this Agreement shall be done in accordance with GAAP, and if at the time that any such statement or computation is required to be made the Borrower shall not have any Subsidiary such terms shall mean a financial statement or a financial computation, as the case may be, with respect to the Borrower only.

                     SECTION 1.03. Classes and Types of Loans and Borrowings. The term "BORROWING" denotes the aggregation of Loans of one or more Lenders to be made to the Borrower pursuant to Article 2 on the same date, all of which Loans are of the same Class and Type (subject to Article 8) and, in the case of Euro-Dollar Loans, have the same initial Interest Period. Loans hereunder are distinguished by "Class" and by "Type". The "CLASS" of a Loan (or of a Commitment to make such a Loan or of a Borrowing comprised of such Loans) refers to the determination whether such Loan is a Term Loan or Revolving Credit Loan, each of which constitutes a Class. The "TYPE" of a Loan refers to the determination whether such Loan is a Euro-Dollar Loan or a Base Rate Loan. Identification of a Loan (or a Borrowing) by both Class and Type (e.g., a "TERM EURO-DOLLAR LOAN") indicates that such Loan is both a Term Loan and a Euro-Dollar Loan (or that such Borrowing is comprised of such Loans).

                                    ARTICLE 2

                                     CREDITS

           SECTION 2.01.      Commitments to Lend.

           (a) TERM LOANS. Each Term Loan Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a Term Loan to the Borrower on the Closing Date in an amount not to exceed in the aggregate the amount of its Term Loan Commitment; provided, that the aggregate amount of the Term Loan Commitments shall not exceed $200,000,000. The Term Loan Commitments are not revolving in nature, and amounts of Term Loans repaid or prepaid pursuant to
Section 2.11 shall not be reborrowed.

           (b) REVOLVING CREDIT LOANS. During the Revolving Credit Period, each Revolving Credit Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Credit Loans to the Borrower from time to time in an aggregate amount at any time outstanding not to exceed the amount of its Revolving Credit Commitment; provided, that the aggregate amount of the Revolving Credit Commitments shall not exceed $100,000,000. Within the limits specified in this Agreement, the Borrower may borrow under this Section 2.01(b), prepay Loans to the extent permitted by Section 2.11 and reborrow Revolving Credit Loans at any time during the Revolving Credit Period pursuant to this
Section 2.01(b). Each Borrowing under this Section 2.01(b) shall be in the aggregate principal amount of $2,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Revolving Credit Commitments) and shall be made by the several Revolving Credit Lenders ratably in proportion to their respective Revolving Credit Commitments.

           SECTION 2.02. Method of Borrowing. (a) The Borrower shall give the Administrative Agent notice (a "NOTICE OF BORROWING") not later than 10:30 A.M. (New York City time) on (i) the date of each Base Rate Borrowing, and (ii) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

                       (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

                      (ii) the aggregate amount of such Borrowing;

                     (iii) the Class and initial Type of Loans comprising such Borrowing provided, however, that Borrower shall not be entitled to request any Borrowing that, if made, would result in more than ten Euro-Dollar Borrowings outstanding hereunder at any time; and

                      (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.


           (b) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender participating therein of the contents thereof and of such Lender's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

           (c) Not later than 12:00 noon (New York City time) on the date of each Borrowing, each Lender shall make available its ratable share of such Borrowing (determined in accordance with Section 2.01), in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 9.01. Unless the Administrative Agent determines in its reasonable judgment that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

           (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (c) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.05 and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement.

           SECTION 2.03. Evidence of Loans. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Debt of

Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

           (b) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto, if any; (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder from Borrower, including any Fees, and each Lender's share thereof.

           (c) The entries made in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

           (d) Any Lender may request that the Loans made by it hereunder be evidenced by a Note. In such event, the Borrower shall execute and deliver to such Lender a Note payable to the order of such Lender and its registered assigns and in substantially the form of Exhibit A hereto. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a Note, the interests represented by such Note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.06) be represented by one or more Notes payable to the payee named therein or its registered assigns, until such Note is returned to the Borrower and duly canceled.

           SECTION 2.04. Maturity of Loans. The Term Loans and the
Revolving Credit Loans shall mature, and the principal amount thereof shall be due and payable, on the Termination Date.

           SECTION 2.05. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Applicable Margin for such day plus the Base Rate for such day. Such interest shall be payable at maturity, quarterly in arrears on each Quarterly Date prior to maturity and, with respect to the principal amount of any Base Rate Loan converted to a Euro-Dollar Loan, on the date such Base Rate Loan is so converted.

           (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

                     The "ADJUSTED LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/16 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

                     The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/16th of 1%) of the offered rates for deposits in dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 a.m., London, England time, on the second full Euro-Dollar Business Day preceding the first day of such Interest Period; provided, however, that (i) if no comparable term for an Interest Period is available, the London Interbank Offered Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, "London Interbank Offered Rate" shall mean, with respect to each day during each Interest Period pertaining to Euro-Dollar Borrowings comprising part of the same Borrowing, the rate per annum equal to the rate at which the Administrative Agent is offered deposits in dollars at approximately 11:00 a.m., London, England time, two Euro-Dollar Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such Euro-Dollar Borrowing to be outstanding during such Interest Period or such other amount deemed appropriate by the Administrative Agent. "TELERATE BRITISH BANKERS ASSOC. INTEREST SETTLEMENT RATES PAGE" shall mean the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market).

                     "EURO-DOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

           (c) Upon the occurrence and during the continuance of an Event of Default, interest will accrue on any amount of a Loan or other amount payable under this Agreement at a rate of 2.0% per annum in excess of the higher of (i) rate that would be applicable to a Base Rate Loan plus the appropriate

Applicable Margin and (ii) the rate (including the appropriate Applicable Margin), if any, otherwise applicable to such Loan or other amount, and will be payable on demand.

           (d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

           SECTION 2.06. Fees. (a) The Borrower agrees to pay to each
Lender, through the Administrative Agent, on each Quarterly Date and on each date on which any Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a "Commitment Fee") equal to the Applicable Revolving Commitment Fee Percentage per annum on the average daily unused amount of the Revolving Credit Commitment of such Lender during the preceding quarter (or other period commencing the date hereof or ending on the Termination Date or the date on which the Revolving Credit Commitment of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein.

                     (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the agency fees set forth in the Fee Letter (the "ADMINISTRATIVE AGENT FEES").

           SECTION 2.07. Optional Termination or Reduction of Commitments.
The Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments of either Class at any time, if no Loans of such Class are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $5,000,000 or a larger multiple of $1,000,000 the aggregate amount of the Commitments of either Class in excess of the aggregate outstanding amount of the Loans of such Class. Upon receipt of any notice pursuant to this Section 2.07, the Administrative Agent shall promptly notify each affected Lender of the contents of such notice.

           SECTION 2.08. Method of Electing Interest Rates. (a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Term Loans and Revolving Credit Loans (subject in each case to the provisions of Article 8 and the last sentence of this subsection (a)), as follows:

                     (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

                     (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in either case as of the last day of the then current Interest Period applicable to such Loans;

provided, however, that Borrower shall not be entitled to make any such election that, if made, would result in more than ten Euro-Dollar Borrowings outstanding hereunder at any time.

Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice of Interest Rate Election applies, and the remaining portion to which it does not apply, are each $5,000,000 or any larger multiple of $1,000,000. If no such Notice of Interest Rate Election is timely received prior to the end of an Interest Period, the Borrower shall be deemed to have elected that all Loans having such Interest Period be converted to Base Rate Loans. Notwithstanding the foregoing, the Borrower may not elect to convert any Loan to, or continue any Loan as, a Euro-Dollar Loan pursuant to any Notice of Interest Rate Election if at the time such Notice of Interest Rate Election is delivered a Default shall have occurred and be continuing.

           (b)       Each Notice of Interest Rate Election shall specify:

                       (i) the Group of Loans (or portion thereof) to which such notice applies;

                      (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

                     (iii) if the Loans comprising such Group are to be converted, the new Type of Loans and, if such Loans are being converted to Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

                      (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

           (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall promptly notify each Lender of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

           (d) An election by the Borrower to change or continue the rate of interest applicable to any Group of Loans pursuant to this Section 2.08 shall not constitute a "Borrowing" subject to the provisions of Section 3.02.

           SECTION 2.09.  Scheduled Termination of Commitments. (a) The
Term Loan Commitments shall terminate upon the earlier of (i) the making of the Term Loans and (ii) at the close of business on the Closing Date.

           (b) The Revolving Credit Commitments shall terminate on the Termination Date unless otherwise terminated according to the terms of this Agreement.

           SECTION 2.10.  [Reserved]

           SECTION 2.11. Optional Prepayments. (a) Subject in the case of any Euro-Dollar Loan to Section 2.13, the Borrower may, upon at least one Domestic Business Day's notice to the Administrative Agent, prepay the Group of Base Rate Loans of any Class or, in the case of Euro-Dollar Loans, three Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Group of Euro-Dollar Loans of any Class, in each case in whole at any time, or from time to time in part in amounts aggregating $2,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment of a Group of Loans shall be applied to prepay ratably the Loans of the Lenders included in such Group.

           (b) Upon receipt of a notice of prepayment pursuant to paragraph (a) of this Section 2.11, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

           SECTION 2.12.  General Provisions as to Payments. (a) The
Borrower shall make each payment of principal of, and interest on, the Loans and of Fees hereunder, not later than 12:00 noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute to each Lender its ratable share of each such payment received by the Administrative Agent for the account of the Lenders. Whenever any payment of principal of, or interest on, the Base Rate Loans or of Fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

           (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

           SECTION 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan or any Euro-Dollar Loan is converted (pursuant to Article 6 or 8 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.05(c), or if the Borrower fails to borrow, prepay, convert into or continue any Euro-Dollar Loans after notice has been given to any Lender in accordance with Section 2.02(b), 2.08(c) or 2.11(b), the Borrower shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, prepay, convert or continue, provided that such Lender shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

           SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all Fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                                    ARTICLE 3

                                   CONDITIONS

           SECTION 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

                     (a) the Loan Documents, including schedules, exhibits and other support documentation, shall be satisfactory to the Lenders and to the Administrative Agent and there shall have been delivered to the Administrative Agent a counterpart of each of the Loan Documents executed by each party thereto;

                     (b) the Lenders shall have reviewed, and be satisfied with, the final terms and conditions and the documentation relating to the Acquisition, including, without limitation, the Acquisition Documents and the Refinancing and any amendments or other modifications thereto, and the ownership, corporate, legal, tax, management and capital structure of the Borrower and its Subsidiaries (after giving effect to the Transactions). The Transactions shall be consummated concurrently with the initial funding of the Loans in accordance with the Acquisition Documents without waiver or amendment thereof unless consented to by the Arranger and the Required Lenders;

                     (c) after giving effect to the Transactions contemplated hereby, none of the Borrower or any of its Subsidiaries shall have outstanding any Debt or preferred stock other than (i) Debt hereunder and (ii) existing bank Debt of the Borrower of up to $150 million;

                     (d) the Lenders shall be satisfied that the aggregate amount of the funds available to the Borrower under this Agreement shall be sufficient to (i) consummate the Acquisition, (ii) consummate the Refinancing, (iii) pay all fees, commissions and expenses payable in connection with the Transactions and (iv) provide adequate working capital and capital expenditure funds and availability;

                     (e) the Lenders shall have received, reviewed and be satisfied with (i) the financial statements described in Section 4.04, (ii) the 5-year forecasts of the financial performance of the Borrower, the Acquired Business and their respective Subsidiaries and
           (iii) the pro forma financial statements of the Borrower in the form requested by the Administrative Agent and the Arranger;


                     (f) the Lenders shall be satisfied that the Acquisition, the initial Borrowings hereunder and the other transactions contemplated hereby shall be in full compliance with all legal requirements, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, and that all necessary governmental and third party approvals in connection with such Borrowings, the Acquisition and such other transactions, to the extent applicable, shall have been obtained and remain in effect;

                     (g) the Lenders shall have received satisfactory evidence of compliance (to the extent applicable) with all applicable U.S. federal, state and local laws and regulations, including all applicable environmental laws and regulations;

                     (h) there shall be no litigation by any entity (private or governmental) pending or threatened (i) with respect to this Agreement, the other financing arrangements for the Transactions or any other transactions contemplated hereby (including, without limitation, the Acquisition or the Refinancing) or (ii) which the Lenders shall reasonably determine could have a material adverse effect on the condition (financial and other), business, operations, assets, liabilities or prospects of the Borrower and its Subsidiaries, taken as a whole, after giving effect to the Transactions;

                     (i) the Lenders shall have received satisfactory legal opinions from counsel for the Borrower substantially in the form of Exhibit B-1 and Exhibit B-2; and

                     (j) all costs, fees, expenses (including, without limitation, reasonable legal fees and expenses, the reasonable fees and expenses of appraisers, consultants and other advisors and all Fees payable pursuant to the Fee Letter) and other compensation payable to the Administrative Agent or the Arranger shall have been paid to the extent due; provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than October 18, 2001. The Administrative Agent shall promptly notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

           SECTION 3.02. Borrowings. The obligation of any Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                     (a) receipt by the Administrative Agent of notice of such Borrowing as required by Section 2.02;

                     (b) the fact that, immediately after such Borrowing, , the aggregate outstanding principal amount of the Revolving Credit Loans will not exceed the aggregate amount of the Revolving Credit Commitments;

                     (c) the fact that, immediately before and after such Borrowing, no Default or Event of Default shall have occurred and be continuing; and

                     (d) the fact that the representations and warranties of the Borrower contained in this Agreement shall be true and accurate on and as of the date of such Borrowing.

                     Each submission of a Notice of Borrowing and each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such submission and such Borrowing, as the case may be, as to the facts specified in clauses (b), (c) and (d) of this Section.


                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants that:

           SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

           SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes, if any, are within the Borrower's corporate power, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Restated Certificate of Incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any Subsidiary or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

           SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and each Note, if any, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable against the Borrower in accordance with its terms.

           SECTION 4.04. Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of April 30, 2001 and the related consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, reported on by Arthur Andersen & Co., and set forth in the Borrower's 2001 Form 10-K, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and changes in financial position for such fiscal year.

           (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of July 31, 2001 and the related unaudited consolidated condensed statements of income and cash flows for the three months then ended, set forth in the Borrower's quarterly report for the fiscal quarter ended July 31, 2001 as filed with the Securities and Exchange Commission on Form10-Q, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in subsection (a) of this Section 4.04, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such three-month period (subject to normal year-end adjustments).

           (c) Since April 30, 2001 there has been no material adverse change in the condition (financial or otherwise), business, operations, assets, liabilities or prospects of the Borrower and its Subsidiaries, taken as a whole (it being understood that consummation of the Acquisition does not constitute such a change).


           SECTION 4.05.  Litigation. There is no action, suit or
proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business, operations, assets, liabilities or prospects of the Borrower and its Subsidiaries, taken as a whole, or which in any manner draws into question the validity or enforceability of this Agreement or the Notes.

           SECTION 4.06.  Compliance with ERISA. Each member of the ERISA
Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

           SECTION 4.07. Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

           SECTION 4.08. Subsidiaries. Each of the Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

           SECTION 4.09. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

           SECTION 4.10. Status of Loans. The obligations of the Borrower under this Agreement to pay the principal of and interest on the Loans and any and all other amounts due hereunder constitute direct, unconditional and general obligations of the Borrower and do rank and will rank at least pari passu in priority of payment and in all other respects with all other unsecured Debt of the Borrower now existing.

           SECTION 4.11.  Environmental Matters. The Borrower has
reasonably concluded that Environmental Laws are unlikely to result in a material adverse effect on the condition (financial or otherwise), business, operations, assets, liabilities or prospects of the Borrower and its Subsidiaries, taken as a whole.

           SECTION 4.12.  Liens. There are no Liens of any nature
whatsoever on any properties of the Borrower or any of its Subsidiaries other than Liens permitted by the provisions of Section 5.06 of this Agreement.

           SECTION 4.13. No Burdensome Restrictions; No Defaults. Neither the Borrower nor any of its Subsidiaries is a party to or bound by any contract, or subject to any charter or corporate restriction or any law, which could reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business, operations, assets, liabilities or prospects of the Borrower and its Subsidiaries, taken as a whole.

           SECTION 4.14. Federal Regulations. No part of the proceeds of any Loans will be used for any purpose which violates the provisions of the Regulations of the Board of Governors of the Federal Reserve System including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States of America as in effect from time to time.

           SECTION 4.15. No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its agreements in any respect that could reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business, operations, assets, liabilities or prospects of the Borrower and its Subsidiaries, taken as a whole.

           SECTION 4.16. Ownership of Property. Except as could not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business, operations, assets, liabilities or prospects of the Borrower and its Subsidiaries, taken as a whole, the Borrower and each of its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property.

           SECTION 4.17. Intellectual Property. The Borrower and each of its Subsidiaries own, or license or otherwise have sufficient legal rights to use, all Intellectual Property necessary for the conduct of their business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any material Intellectual Property or the validity or effectiveness of any material Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

           SECTION 4.18. Accuracy of Information, etc. No statement or information contained in this Agreement, any Acquisition Document, the Confidential Information Memorandum or any other document, certificate or written statement furnished by or on behalf of the Borrower to the Administrative Agent or the Lenders, or any of them, for use in connection with the Transactions, contained as of the date such written statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections, including the projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein. As of the date hereof, the representations and warranties of the Borrower and, to the Borrower's knowledge, the representations and warranties of the other parties, contained in each Acquisition Document are true and correct in all material respects. The Lenders acknowledge that the Borrower is only making representations on the Closing Date in this Section 4.18 with respect to the Acquired Business to the extent of the Borrower's actual knowledge based on the information available to the Borrower. There is no fact known to the Borrower that could reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business, operations, assets, liabilities or prospects of the Borrower and its Subsidiaries, taken as a whole, that has not been expressly disclosed herein, in the Acquisition Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the Transactions.

           SECTION 4.19. Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date, (a) the fair value of the assets of the Borrower will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;
(c) the Borrower will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower will not have unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

           SECTION 4.20.  Absence of Undisclosed Liabilities. On the
Closing Date, neither the Borrower nor any Subsidiary of the Borrower has any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise, whether or not due), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments, except (a) as disclosed in the financial statements referred to in Section 4.04, (b) liabilities, obligations, commitments and losses after April 31, 2001, in the ordinary course of business and consistent with past practices and (c) as otherwise permitted by this Agreement.

           SECTION 4.21. Use of Proceeds. The proceeds of the Term Loans will be used to finance a portion of the Acquisition, the Refinancing and to pay fees and expenses in connection therewith. Proceeds of the Revolving Credit Loans will also be used to finance the Acquisition and the Refinancing (not to exceed $25 million of Borrowings on the Closing Date) and provide ongoing working capital requirements of the Borrower and its Subsidiaries following the Closing Date.

                                    ARTICLE 5

                                    COVENANTS

                     The Borrower agrees that, so long as any Lender has any Commitment hereunder or any Loan remains unpaid:

           SECTION 5.01. Information. The Borrower will deliver to each of the Lenders:

                     (a) as soon as available and in any event within 90 days after the end of each fiscal year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, prepared in accordance with generally accepted accounting principles consistently applied and reported on by Arthur Andersen L.L.P. or other independent public accountants of nationally recognized standing, which report shall contain no material exceptions or qualifications except such as are not unacceptable to the Administrative Agent and the Lenders;

                     (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal quarter and the related consolidated statements of income for such quarter and for the portion of the fiscal year ended on the last day of such quarter, and of cash flows for the portion of the fiscal year ended on the last day of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, prepared in accordance with generally accepted accounting principles consistently applied;

                     (c) promptly upon the filing thereof, copies of all registration statements (excluding registration statements on Form S-8 or any successor form) and regular and periodic reports filed by the Borrower with the Securities and Exchange Commission (or any governmental agency succeeding to the functions of said Commission) or with any stock exchange on which the Borrower's securities are traded;

                     (d) promptly upon the mailing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements which the Borrower shall have sent to its shareholders;

                     (e) simultaneously with each delivery of the financial statements referred to in subsections (a) and (b) above, a certificate dated the date of such delivery and signed by the Treasurer or Chief Financial Officer of the Borrower (i) stating that such financial statements have been prepared in conformity with generally accepted accounting principles applied on a basis which, except as disclosed therein, is consistent with the preceding year, or the corresponding portion of the preceding year (subject in the case of financial statements delivered pursuant to subsection (b) above, to normal year-end adjustments of which none shall be material), (ii) stating whether there existed on the date of such financial statements or exists on the date of such certificate any Default, and, in the case of any such Default, specifying the nature and period of existence thereof and what action the Borrower is taking and proposes to take with respect thereto, and (iii) stating that the Borrower is and at all times during such period has been in compliance with the covenants set forth in Article 5 hereof and setting forth calculations demonstrating compliance with the covenants set forth in Sections 5.06 and 5.09 through 5.14;

                     (f) simultaneously with each delivery of the consolidated financial statements referred to in subsection (a) above, a written statement of the independent public accountants reporting on such consolidated financial statements to the effect that in the course of the examination upon which their report was based they became aware of no condition or event involving financial or accounting matters which constitutes a Default or, if such accountants did become aware of any such Default, specifying the nature and period of existence thereof (it being agreed that such accountants will not be required to conduct any special or additional audit procedures for the purpose of enabling them to furnish such written statement);

                     (g) forthwith upon any Senior Officer of the Borrower becoming aware of any Default, a certificate signed by the Treasurer or Chief Financial Officer of the Borrower specifying the nature and period of existence thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                     (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or
           (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the treasurer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

                     (i) promptly upon the signing thereof, notice of any lease of real or personal property under which the Borrower or any of its Subsidiaries is obligated to make aggregate payments of $10,000,000 or more over any period of five years until the Existing Credit Facility Expiration Date, and thereafter $20,000,000 or more over any period of five years, which notice shall provide for inspection of such leased property at such times as the Administrative Agent or the Lenders may reasonably request; and

                     (j) such additional information regarding the business, assets, financial condition, results of operations or prospects of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request from time to time.

           SECTION 5.02. Payment of Taxes; Insurance; Maintenance of Corporate Existence. The Borrower will and will cause each Subsidiary to:

                     (a) pay or discharge promptly when due and payable all taxes, assessments and other governmental charges imposed upon it or any of its property, provided that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment or governmental charge if the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings (or payment may be made without penalty) and a reserve, if appropriate, has been established with respect thereto;

                     (b) maintain adequate insurance with financially sound and reputable insurers covering all such properties and risks as are customarily insured by, and in such amounts as are customarily carried by, firms engaged in similar businesses and similarly situated; and

                     (c) do all things necessary to preserve and keep in full force and effect the corporate or other organization existence, rights and franchises of the Borrower and its Subsidiaries; provided that this Section 5.02(c) shall not prevent the Borrower or any Subsidiary from abandoning or disposing of any of its property or abandoning or terminating any right or franchise if (i) such abandonment, disposition or termination does not violate any other provision of this Agreement and (ii) all such abandonments, dispositions and terminations could not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business, operations, assets, liabilities or prospects of the Borrower and its Subsidiaries, taken as a whole.

           SECTION 5.03. Maintenance of Property; Conduct of Business. (a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

           (b) The Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, including the Acquired Business.

           SECTION 5.04. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

           SECTION 5.05. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Lender at such Lender's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

           SECTION 5.06. Limitation on Liens. The Borrower will not, and will not permit any Subsidiary to, create, assume or suffer to be created, assumed or incurred or to exist any Lien upon any property or assets of the Borrower or any Subsidiary (whether now owned or hereafter acquired) other than:

                     (a) Liens securing taxes, assessments or other governmental charges to the extent non-payment thereof is permitted by Section 5.02(a);

                     (b) Liens incurred in the ordinary course of business in connection with the workmen's compensation, unemployment insurance and other social security obligations;

                     (c) Liens incurred in the ordinary course of business but not incurred in connection with the borrowing of money, the incurrence of Derivatives Obligations, the obtaining of advances or the payment of the deferred purchase price of any property or assets, including, without limitation, Liens securing:

                           (i) claims of mechanics, workmen, materialmen or other similar persons in respect of obligations not yet due or being contested in good faith by appropriate proceedings, or

                           (ii) the performance of bids, tenders or contracts which in the aggregate do not detract in any material respect from the value of the property or assets of the Borrower or any Subsidiary or impair in any material respect the use thereof in the operation of the business of the Borrower or any Subsidiary, or

                           (iii) leases (including equipment leases), public or statutory obligations (other than the obligations referred to in paragraph (a) above), surety and appeal bonds or other similar obligations;

           provided that the aggregate obligations secured by such Liens shall not exceed $15,000,000 until the Existing Credit Facility Expiration Date, and thereafter $25,000,000;

                     (d) Liens existing as of the date of this Agreement; provided that no such Lien shall extend to any property other than the property as to which such Lien was in effect as of such date and the Debt secured by such Lien shall not be increased, renewed or extended;

                     (e) Liens on property to secure the payment of all or any part of the purchase price thereof or to secure any Debt, incurred prior to, at the time of, or within 90 days after the acquisition of such property, for the purpose of financing all or any part of the purchase price of such property; provided (i) that in no event shall the amount of Debt secured by any such Lien exceed 75% of the purchase price or fair market value at the time of acquisition of the property subject to such Lien, whichever is less, (ii) that any such Lien does not extend to property other than the property purchased or financed in connection with which such Lien was created and (iii) that the aggregate outstanding principal amount of all such Debt shall not exceed $15,000,000 until the Existing Credit Facility Expiration Date, and thereafter $25,000,000;

                     (f) Liens on property or assets of any Subsidiary operating outside the United States securing Debt of such Subsidiary;

                     (g) Liens on fixed assets securing Debt not otherwise permitted; provided that the aggregate outstanding principal amount of all Debt secured by Liens permitted by this paragraph and by paragraphs (d) and (e) above shall not exceed the greater of (i) $4,000,000 or (ii) 25% of the excess of consolidated net fixed assets over net fixed assets subject to Liens permitted by paragraph (f) above;

                     (h) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $10,000,000; and

                     (i) Liens not otherwise permitted by the foregoing clauses of this Section 5.06 securing Debt in an aggregate principal amount at any time outstanding not to exceed 5% of Consolidated Net Worth.

           SECTION 5.07. Consolidations, Mergers and Sales of Assets. The Borrower will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person (other than property held for sale in the ordinary course of business); provided that the Borrower may merge with another Person if
(A) the Borrower is the corporation surviving such merger and (B) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

           SECTION 5.08. Use of Proceeds. The proceeds of the Term Loans will be used to finance a portion of the Acquisition, the Refinancing and to pay fees and expenses in connection therewith. Proceeds of the Revolving Credit Loans will also be used to finance the Acquisition and the Refinancing (not to exceed $25 million of Borrowings on the Closing Date) and provide ongoing working capital requirements of the Borrower and its Subsidiaries following the Closing Date.. None of such proceeds will be used in violation of any applicable law or regulation.

           SECTION 5.09. Subsidiary Debt. Subsidiary Debt will at no time exceed an amount equal to (i) 25% of Consolidated Net Worth at such time minus
(ii) the aggregate principal amount of Debt of the Borrower outstanding at such time secured by a Lien permitted solely under paragraph (i) of Section 5.06.

           SECTION 5.10. Consolidated Shareholders' Equity. Consolidated Shareholders' Equity will at no time be less than the sum of (i) $70,000,000 plus (ii) an amount equal to 25% of Consolidated Net Income for each fiscal year of the Borrower ending after May 1, 1996 and on or prior to the date of determination, in each case, for which Consolidated Net Income is positive (but with no deduction on account of negative Consolidated Net Income for any fiscal year of the Borrower).

           SECTION 5.11. Debt to Subsidiaries. The Borrower will not incur any Debt owing to any Subsidiary unless the same shall be for cash advances from such Subsidiary and shall be subordinated and subject in right to the prior payment in full of the Loans.

           SECTION 5.12. EBIT/Interest Ratio. The EBIT/Interest Ratio will not, at the last day of any fiscal quarter, be less than 2.0 to 1.0.

           SECTION 5.13. Leverage Ratio. The Leverage Ratio will at no time exceed 3.5 to 1.0.

           SECTION 5.14. Restricted Payments and Guarantees. The Borrower will not, directly or indirectly, make any Restricted Payment and will not permit any Subsidiary to make any Restricted Guarantee unless, after giving effect to any such action,

                     (i) the aggregate of all (A) Restricted Payments made during the period commencing on May 1, 1996 and ending on and including the date of such action ("COMPUTATION PERIOD") and (B) Restricted Guarantees of the Borrower and its Subsidiaries existing on the date of such action, shall not exceed (x) $50,000,000 plus (y) 85% (or in the case of a net loss, minus 100%) of Consolidated Net Income accumulated for the Computation Period plus (z) after the Existing Credit Facility Expiration Date, 100% of capital received by the Borrower from the issue or sale after the Closing Date of Capital Stock of the Borrower or of debt securities of the Borrower that have been converted into such Capital Stock, and

                     (ii) no Default shall have occurred and be continuing.

The Borrower will not declare any dividend on any of its shares payable more than 90 days after the declaration date. The Borrower will not permit any Subsidiary to make any Restricted Payment.

                     SECTION 5.15. Limitation on Accounting Changes. The Borrower will not make or permit, any change in accounting policies (other than de minimus changes), without the consent of the Administrative Agent, which consent shall not be unreasonably withheld, except changes that are required by GAAP; provided, the Borrower shall notify Administrative Agent of any such required changes and hereby agrees to amend the provisions of this Agreement in a manner necessary to reflect the effects of such changes.

                     SECTION 5.16. Fiscal Year. The Borrower will not change its fiscal year-end to a date other than April 30 without the consent of the Administrative Agent, which consent shall not be unreasonably withheld.

                                    ARTICLE 6

                                    DEFAULTS

           SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                     (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay within five Domestic Business Days of the due date thereof any interest, fees or other amount payable hereunder;

                     (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.06 to 5.14, inclusive;

                     (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) or in the Fee Letter for 30 days after notice thereof has been given to the Borrower by the Administrative Agent at the request of any Lender;

                     (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

                     (e) the Borrower or any Subsidiary shall fail to pay when due, or within any applicable period of grace, any obligation with respect to Material Debt or Material Financial Obligations; or any event or condition referred to in any instrument or agreement evidencing or securing or relating to any obligation with respect to Material Debt or Material Financial Obligations of the Borrower or any Subsidiary shall have occurred and be continuing which would cause, or would permit (assuming the giving of appropriate notice if required) any Person to cause, such obligation to become due and payable prior to its stated maturity or the obligations of the Borrower or any Subsidiary under any obligation with respect to Material Debt or Material Financial Obligations to become due and payable;

                     (f) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                     (g) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws or other similar laws as now or hereafter in effect;

                     (h) any member of the ERISA Group shall fail to pay within 30 days of the date when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated, or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $10,000,000;

                     (i) a judgment or order for the payment of money in excess of $1,000,000 until the Existing Credit Facility Expiration Date, and thereafter $2,000,000shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

                     (j) a Change of Control shall occur;

then, and in every such event, the Administrative Agent shall (i) if requested by Lenders having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Lenders holding Loans evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrual interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (f) or (g) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Lenders, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

           SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.


                                    ARTICLE 7

                            THE ADMINISTRATIVE AGENT

           SECTION 7.01. Appointment and Authorization. Each Lender irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

           SECTION 7.02.  Administrative Agent and Affiliates. UBS AG,
Stamford Branch and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliates of the Borrower as if it were not the Administrative Agent hereunder.

           SECTION 7.03. Action by Administrative Agent and Arranger . Notwithstanding any provision to the contrary elsewhere in this Agreement, (i) the Arranger shall not have any duties or obligations or any fiduciary relationship with any Lender or the Borrower and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any of the Loan Documents or otherwise exist against the Arranger and (ii) the Administrative Agent shall not have any duties or obligations, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any of the Loan Documents or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

           SECTION 7.04.  Consultation with Experts. The Administrative
Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

           SECTION 7.05. Liability of Administrative Agent. Neither the Administrative Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article 3 or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes, if any, or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, facsimile or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

           SECTION 7.06. Indemnification. Each Lender shall, ratably in accordance with its Commitment, indemnify the Administrative Agent, its Affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

           SECTION 7.07. Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

           SECTION 7.08.  Successor Administrative Agent. The
Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, subject to approval by the Borrower, to appoint a successor Administrative Agent, provided that approval of such successor Administrative Agent by the Borrower shall not be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
Article 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

                                    ARTICLE 8

                             CHANGE IN CIRCUMSTANCE

           SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar Loan:

                     (a) there is no quote obtainable and the Administrative Agent determines that deposits in dollars (in the applicable amounts) are not being offered to the Administrative Agent in the relevant market for such Interest Period, or

                     (b) Lenders having 50% or more of the aggregate amount of the Loans advise the Administrative Agent that the Adjusted London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Euro-Dollar Loans for such Interest Period;

           the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist,
(i) the obligations of the Lenders to make Euro-Dollar Loans, or to continue or convert outstanding Loans as or into Euro-Dollar Loans shall be suspended and
(ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

           SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such notice is given, each Euro-Dollar Loan of such Lender then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Lender may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

           SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve, special deposit, requirement (including, without limitation, any insurance assessment or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes, if any, or its obligation to make Euro-Dollar Loans; and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Notes, if any, with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

           (b) If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction.

           (c) Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this
Section 8.03 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this
Section 8.03 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

           SECTION 8.04. Taxes. (a) For the purposes of this Section 8.04 the following terms have the following meanings:

                     "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by a jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Lender, in which its Applicable Lending Office is located and (ii) in the case of each Lender, any

United States withholding tax imposed on such payments but only to the extent that such Lender is subject to United States withholding tax at the time such Lender first becomes a party to this Agreement.

                     "OTHER TAXES" means any present or future stamp, mortgage recording or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery or enforcement of, or otherwise with respect to, this Agreement or any Note.

           (b) Any and all payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

           (c) The Borrower agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Lender or the Administrative Agent (as the case may be) makes demand therefor.

           (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Lender from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Lender or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

           (e) For any period with respect to which a Lender has failed to provide the Borrower or the Administrative Agent with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 8.04(b) or 8.04(c) with respect to Taxes imposed by the United States; provided that if a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

           (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 8.04, then such Lender will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Lender, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Lender.

           (g) In the event any Lender or the Administrative Agent receives a refund or credit in respect of Taxes or Other Taxes paid or indemnified by the Borrower pursuant to this Section 8.04, such Lender or the Administrative Agent, as the case may be, shall, to the extent it can do so without jeopardizing its right to such refund or credit, pay over to the Borrower an amount that would leave such Lender or the Administrative Agent, as the case may be, in the same position as if no such Tax or Other Tax had been imposed.

           SECTION 8.05.  Base Rate Loans Substituted for Euro-Dollar
Loans. If (i) the obligation of any Lender to make or convert outstanding Loans to, Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under Section 8.03(a) or 8.04 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section 8.05 shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                     (a) all Loans which would otherwise be made by such Lender as (or continued as or converted into) Euro-Dollar Loans shall instead be Base Rate Loans on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and

                     (b) after each of its Euro-Dollar Loans has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

If such Lender notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Lenders.

           SECTION 8.06. Substitution of Lender. If (i) the obligation of any Lender to make or maintain Euro-Dollar Loans has been suspended pursuant to
Section 8.02 or (ii) any Lender has demanded compensation under Section 8.03 or 8.04, the Borrower shall have the right, with the assistance of the Administrative Agent, to designate an Assignee which is a bank or other financial institution to purchase for cash, pursuant to an instrument executed by such Assignee and such Lender, the outstanding Loans and Commitment(s) of such Lender and to assume all of such Lender's other rights and obligations hereunder without recourse to or warranty by such Lender, for a purchase price equal to the principal amount of all of such Lender's outstanding Loans plus any accrued but unpaid interest thereon and the accrued but unpaid Fees in respect of such Lender's Commitment(s) hereunder plus such amount, if any, as would be payable pursuant to Section 2.13 if the outstanding Loans of such Lender were prepaid in their entirety on the date of consummation of such assignment, plus the compensation then due and payable pursuant to Sections 8.03 and 8.04.


                                    ARTICLE 9

                                  MISCELLANEOUS

           SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including facsimile), when received at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or Article 8 shall not be effective until received.

           SECTION 9.02.  No Waivers. No failure or delay by the
Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

           SECTION 9.03.  Expenses; Documentary Taxes; Indemnification. (a)
The Borrower shall pay (i) all reasonable out-of-pocket expenses (including but not limited to reasonable legal fees and expenses of counsel to the Administrative Agent and expenses incurred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses) of Arranger and Administrative Agent and with the preparation, execution, delivery, administration, amendment, waiver or modification (including proposed amendments, waivers or modifications) of the Loan Documents, (ii) all documentary tax charges relating to any Loan Documents and (iii) out-of-pocket expenses incurred by the Administrative Agent or any Lender, including reasonable fees and disbursements of counsel, in connection with any workout proceeding, collection and other enforcement proceedings resulting therefrom.

           (b) The Borrower agrees to indemnify the Administrative Agent and each Lender, their respective Affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for any Indemnitee in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto) which may be incurred by any Indemnitee, relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder to the extent determined by a final judgment of a court of competent jurisdiction to have been incurred solely by reason of the gross negligence or willful misconduct of such Person. The Borrower shall not be liable for any settlement effected without the Borrower's consent, which consent shall not be unreasonably withheld.

           SECTION 9.04. Sharing of Set-Offs. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to any Loan held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participation in the Loans held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section 9.04 shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Loans. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loans, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

           SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase or decrease any Commitment of any Lender (except for a ratable decrease in the Commitments of all Lenders) or subject any Lender to any additional obligation, (ii) reduce the principal of, accrued interest on, or rate of interest on, any Loan or any fees hereunder,
(iii) postpone the date fixed for any payment of principal of or interest on any

Loan or any fees hereunder or for termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section 9.05 or any other provision of this Agreement.

           SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders.

           (b) Any Lender may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in any or all of its Commitments or any or all of its Loans. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement pursuant to Section 9.05; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (i),
(ii) or (iii) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest.

           (c) Any Lender may at any time assign to one or more banks or other institutions (each an "ASSIGNEE") all, or a proportionate part of all, of its rights and obligations under this Agreement with the consent of the Borrower (which consent shall not be (x) unreasonably withheld or delayed or (y) required upon the occurrence and during the continuance of a Default or Event of Default), and such Assignee shall assume such rights and obligations, pursuant to an instrument executed by such Assignee and such transferor Lender, with notice to the Borrower and subject to the consent of the Administrative Agent; provided that if an Assignee is a Lender or an Affiliate of such transferor Lender, no such consent of either the Borrower or Administrative Agent shall be required; and provided further that any assignment shall not be less than $5,000,000, or if less, shall constitute an assignment of all of such Lender's rights and obligations under this Agreement. Upon execution and delivery of (x) such an instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee and (y) such an instrument to the Administrative Agent and (except if an Assignee is a Lender or an Affiliate of such transferor Lender) with a processing and recordation fee of $3,500 for the account of the Administrative Agent, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if requested, a new Note is issued to the Assignee and if the transferor Lender holds Notes, such Notes shall be returned by the transferor Lender to the Borrower marked "cancelled". If the Assignee is not incorporated under the laws of the United States of America or a State thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

           (d) Any Lender may at any time assign all or any portion of its rights under this Agreement and its Loans to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

           (e) No Assignee, Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section 8.03 or
8.04 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent to the extent required or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Lender to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

           SECTION 9.07. Collateral. Each of the Lenders represents to the Administrative Agent and each of the other Lenders that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

           SECTION 9.08. New York Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of New York. Each party to the Loan Documents waives the right to trial by jury and consents to jurisdiction of the state and federal courts located in The City of New York.

           SECTION 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original or facsimile copy, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the Fee Letter constitute the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                  JOHN WILEY & SONS, INC.

                                  By: /s/ Ellis E. Cousens
                                      -----------------------------------------
                                      Name: Ellis E. Cousens
                                      Title: Executive Vice President, Chief
                                             Financial and Operations Officer

                                      605 Third Avenue
                                      New York, NY  10158-0012
                                      Facsimile number:  (212) 850-6088

                                      UBS AG, STAMFORD BRANCH,
                                            as Administrative Agent

                                      By: /s/ Wilfred V. Saint
                                          -------------------------------------
                                          Name: Wilfred V. Saint
                                          Title: Associate Director
                                                 Banking Products Services, US


                                      By: /s/ Daniel W. Ladd III
                                          -------------------------------------
                                          Name: Daniel W. Ladd III
                                          Title: Executive Director

                                      677 Washington Boulevard
                                      Stamford, CT  06901
                                      Attention:  Juan Zuniga
                                      Telephone number:  (203) 719-5993
                                      Facsimile number:  (203) 719-3888

Commitments

Term Loan Commitment                 UBS AG, STAMFORD BRANCH,
                                           as a Lender
$200,000,000
Revolving Credit Commitment          By: /s/ Wilfred V. Saint
                                         --------------------------------------
                                         Name: Wilfred V. Saint
$100,000,000                             Title: Associate Director
                                                Banking Products Services, US


                                     By: /s/ Daniel W. Ladd III
                                         --------------------------------------
                                         Name: Daniel W. Ladd III
                                         Title: Executive Director

                                     677 Washington Boulevard
                                     Stamford, CT  06901
                                     Attention:  Juan Zuniga
                                     Telephone number:  (203) 719-5993
                                     Facsimile number:  (203) 719-3888


Total Term Loan Commitments
$200,000,000


Total Revolving Credit Commitments
$100,000,000


Total Commitments
$300,000,000

                                                                     EXHIBIT A


                                      NOTE


                                                            New York, New York
                                                            September 21, 2001


                     For value received, JOHN WILEY & SONS, INC., a New York corporation (the "Borrower"), promises to pay to the order of [ ] (the "Lender"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below on the dates and in the amounts specified in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of UBS AG, Stamford Branch, 677 Washington Boulevard, Stamford, CT 06901.

                     All Loans made by the Lender, the respective Types and Classes thereof and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                     This note is one of the Notes referred to in the Credit Agreement dated as of September 21, 2001 among the Borrower, the Lenders from time to time parties thereto and UBS AG, Stamford Branch, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                       JOHN WILEY & SONS, INC.

                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

                                                                                      Amount
                     Amount                Class                 Type              of Principal
    Date            of Loan               of Loan              of Loan                Repaid            Notation          Made By
------------- --------------------- -------------------- --------------------- --------------------- ---------------- -------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------


                                                                   EXHIBIT B-1


                                   OPINION OF
                        INTERNAL COUNSEL FOR THE BORROWER
                        ---------------------------------


                                                          September 21, 2001



To the Lenders and the Administrative Agent
   Referred to Below
c/o UBS AG, Stamford Branch,
           as Administrative Agent
677 Washington Boulevard
Stamford, CT  06901

Dear Sirs:

                     I am counsel for John Wiley & Sons, Inc., a New York corporation (the "Borrower"), and have acted as counsel to the Borrower in connection with the Credit Agreement (the "Agreement") dated as of September 21, 2001 among the Borrower, the Lenders from time to time parties thereto and UBS AG, Stamford Branch, as Administrative Agent. Terms defined in the Agreement are used herein as therein defined.

                     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

                     Upon the basis of the foregoing, I am of the opinion that:

                     1. The Borrower is a corporation validly existing and in good standing under the laws of the State of New York, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                     2. The execution, delivery and performance by the Borrower of the Agreement and each Note, to the extent executed and delivered in accordance with the Agreement, are within the Borrower's corporate power, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Restated Certificate of Incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any

           Subsidiary or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

                     3. The Agreement constitutes a valid and binding agreement of the Borrower and each Note, to the extent executed and delivered in accordance with the Agreement, constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

                     4. There is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could have a material adverse effect on the condition (financial and other), business, operations, assets, liabilities or prospects of the Borrower and its Subsidiaries, taken as a whole, or which in any manner draws into question the validity or enforceability of the Agreement.

                     5. To the best of my knowledge each of the Borrower's Subsidiaries is a corporation, validly existing and in good standing under the laws of its jurisdiction of incorporation, or that each such Subsidiary does not have all corporate power and authority and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.




                                                          Very truly yours,





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
                                                                   EXHIBIT B-2


                                   OPINION OF
                           WEIL, GOTSHAL & MANGES LLP


                                                          SEPTEMBER 21, 2001



To    UBS AG, Stamford Branch,
      as Administrative Agent
      for each of the Lenders referred
      to below party to the Credit
      Agreement referred to below

                    Re:  John Wiley & Sons, Inc.

Ladies and Gentlemen:

                     We have acted as counsel to John Wiley & Sons, Inc. (the "Borrower") in connection with the preparation, execution and delivery of, and the consummation of the transactions contemplated by, the $300,000,000 Credit Agreement, dated as of September 21, 2001 (the "Credit Agreement"), by and among the Borrower, the financial institutions party thereto (the "Lenders") and UBS AG, Stamford Branch, as administrative agent for the Lenders (the "Administrative Agent").

                     This opinion is rendered to you pursuant to Section 3.01(i) of the Credit Agreement. Capitalized terms defined in the Credit Agreement, used herein, and not otherwise defined herein, shall have the meanings given them in the Credit Agreement.

                     In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Credit Agreement. In addition, we have examined such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representative of the Borrower, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                     In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Borrower and upon the representations and warranties of the Borrower contained in the Credit Agreement. As used herein, "to our knowledge" and "of which we are aware" mean the conscious awareness of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Credit Agreement.

                     We have also assumed (i) the valid existence of all parties to the Credit Agreement, (ii) that each of such parties has the requisite corporate or other power and authority to enter into and perform the Credit Agreement and (iii) the due authorization, execution and delivery of the Credit Agreement by each such party.

                     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

                     1. The Credit Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (b) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing regardless of whether enforcement is sought in a proceeding at law or in equity, and except (A) rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto and (b) no opinion is expressed with respect to Section 9.04 of the Credit Agreement.

                     2. The execution, delivery and performance by the Borrower of the Credit Agreement will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the certificate of incorporation or by-laws of the Borrower, (ii) any New York or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion in this paragraph) or (iii) to our knowledge, any judgment, writ, injunction, decree, order or ruling of any governmental authority of which we are aware binding on the Borrower.

                     3. No consent, approval, waiver, license or authorization or other action by or filing with any New York or federal governmental authority is required in connection with the execution, delivery or performance by the Borrower of the Credit Agreement.

                     4. To our knowledge, there is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity or before any governmental authority, pending or overtly threatened against the Borrower (i) with respect to the Credit Agreement or challenging any of the Lenders' or the Administrative Agent's rights or remedies thereunder or (ii) which, if adversely determined, could materially adversely affect the ability of the Borrower to perform its obligations under the Credit Agreement.

                     The opinions expressed herein are limited to the laws of the State of New York and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction

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
                     The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. This opinion may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, other than to bank regulatory authorities or permitted assigns of any Lender, and except as required by any Governmental Authority or pursuant to legal process.



                                                  Very truly yours,

                                                  WEIL, GOTSHAL & MANGES LLP

















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